BRANDES INVESTMENT TRUST and BRANDES INVESTMENT PARTNERS, L.P.
FOURTH AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of December 1, 2014, to the Transfer Agent Servicing Agreement, dated as of September 29, 2008, as amended November 11, 2010, November 8, 2011 and January 23, 2013 (the “Agreement”), is entered into by and among Brandes Investment Trust, a Delaware statutory trust (the “Trust”), U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”) and Brandes Investment Partners, L.P., a Delaware limited partnership and the investment advisor to the Trust (the “Advisor”)

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRANDES INVESTMENT TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jeffrey A. Busby	By: /s/ Michael R. McVoy
Name: Jeffrey A. Busby	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

BRANDES INVESTMENT PARTNERS, L.P.

By: /s/ Gregory S. Houck
Name: Gregory S. Houck
Title: Managing Director, Operations

Amended Exhibit A
to the
Brandes Investment Trust and Brandes Investment Partners, L.P.

Transfer Agent Servicing Agreement

Fund Names

Separate Series of Brandes Investment Trust

Name of Series
Brandes International Equity Fund
Brandes Separately Managed Account Reserve Trust
Brandes Core Plus Fixed Income Fund
Brandes Global Equity Fund
Brandes Emerging Markets Fund
Brandes International Small Cap Equity Fund
Brandes Credit Focus Yield Fund
Brandes Global Opportunities Value Fund
Brandes Global Equity Income Fund